Exhibit 99.1

For Immediate Release NR 15-0907

Press Release	Media Contact: Steve Getzug Vice President, Corporate Communications 213-593-8459 Steve.Getzug@aecom.com	Investor Contact: Will Gabrielski Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com

AECOM ANNOUNCES LAUNCH OF EXCHANGE OFFER FOR UP TO $800 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS 5.750% SENIOR NOTES DUE 2022 AND UP TO $800 MILLION AGGREGATE PRINCIPAL AMOUNT OF ITS 5.875% SENIOR NOTES DUE 2024

Los Angeles, CA – September 30, 2015 – AECOM (NYSE: ACM), a premier, fully-integrated global infrastructure firm, today announced that it has launched an offer to exchange new registered notes for the outstanding unregistered notes that it issued in October 2014 in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

AECOM is offering to exchange (the “Exchange Offer”) up to $800 million aggregate principal amount of its newly issued 5.750% Senior Notes due 2022 and up to $800 million aggregate principal amount of its newly issued 5.875% Senior Notes due 2024, as well as all related guarantees (the “Exchange Notes”) for a like principal amount of the applicable series of its outstanding 5.750% Senior Notes due 2022 and its outstanding 5.875% Senior Notes due 2024, as well as all related guarantees (the “Old Notes”).  The Exchange Notes have been registered under the Securities Act and will be guaranteed by AECOM’s subsidiaries that guarantee the Old Notes.  AECOM will not receive any proceeds from the issuance of the Exchange Notes.  The sole purpose of the Exchange Offer is to fulfill AECOM’s obligations under the registration rights agreement entered into with holders of the Old Notes in connection with the October 2014 offering.

The Exchange Offer will expire at 5:00 p.m. New York City time on October 30, 2015, unless otherwise extended (such date and time, as they may be extended, the “Expiration Date”).  The settlement date for the Exchange Offer will occur promptly following the Expiration Date. The Exchange Offer is made only pursuant to AECOM’s prospectus dated September 29, 2015, which has been filed with the United States Securities and Exchange Commission. AECOM has not authorized any person to provide information other than as set forth in the prospectus.

Copies of the exchange offer prospectus and related materials may be obtained from the exchange agent for the Exchange Offer, U.S. Bank National Association, by emailing or faxing a request to cts.specfinance@usbank.com or (651) 466-7367 (for Eligible Institutions only) or by mailing or delivering a request to U.S. Bank National Association, Attention: Specialized Finance – Mike Tate, 111 Filmore Avenue, St. Paul, MN  55107-1402.

This press release is for informational purposes only and is neither an offer to buy, nor a solicitation of an offer to sell, the Exchange Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

About AECOM

AECOM is a premier, fully integrated professional and technical services firm positioned to design, build, finance and operate infrastructure assets around the world for public- and private-sector clients. The firm’s global staff — including architects, engineers, designers, planners, scientists and management and construction services professionals — serves clients in over 150 countries around the world. AECOM is ranked as the #1 engineering design firm by revenue in Engineering News-Record magazine’s annual industry rankings, and has been recognized by Fortune magazine as a World’s Most Admired Company. The firm is a leader in all of the key markets that it serves, including transportation, facilities, environmental, energy, oil and gas, water, high-rise buildings and government. AECOM provides a blend of global reach, local knowledge, innovation and technical excellence in delivering customized and creative solutions that meet the needs of clients’ projects. A Fortune 500 firm, AECOM companies, including URS Corporation and Hunt Construction Group, had revenue of approximately $19 billion during the 12 months ended June 30, 2015. More information on AECOM and its services can be found at www.aecom.com.

Forward-Looking Statements: All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements relating to the future exchange offer. Actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2015, and our other reports filed with the U.S. Securities and Exchange Commission. AECOM does not intend, and undertakes no obligation, to update any forward-looking statements.